SECOND AMENDMENT TO
                                SECURED CREDIT
                                   AGREEMENT

THIS SECOND AMENDMENT TO SECURED CREDIT AGREEMENT (It Amendment") is made and entered into as of the 30th day of May, 2003, by and among Cycle Country Accessories Corporation, an Iowa corporation ("Cycle Country Iowa"), Cycle Country Accessories Corp., a
Nevada corporation ("Cycle Country Nevada") and Bank Midwest, Minnesota Iowa, N.A., a national banking association
("Lenderlt).

RECITALS

A.	The Borrowers and the Lender are parties to that certain
Secured Credit Agreement dated as of August 21, 2001 as amended by the First Amendment to Secured Credit Agreement dated 7-22 , 2002 (as so amended, the "Credit Agreement"), whereby Lender extended certain credit facilities to the Borrowers upon the terms and conditions set forth in the Credit Agreement. Capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Credit Agreement.

B.	The Borrowers have requested the Lender to amend the Credit
Agreement as set forth herein, and the Lender is willing to agree to such amendment, all upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

	1. 	Amendment to the Credit Agreement.

a.	The first unlettered paragraph appearing in Section
2.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

        The Revolving Credit Loans shall bear interest
        (which the Borrowers jointly and severally promise to pay at the times herein provided) at the rate per annum equal to the Prime Rate as in effect from time to time plus three quarters of one percent (0.75%) per annum; provided that the interest rate on the Revolving Credit Loans shall not at any time: (i) except if not paid when due, exceed seven percent (7%) per annum, or (ii) be less than four and three-quarters percent (4.75%) per annum. If the Revolving
        Credit Loans or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) the Revolving Credit Loans shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding two percent (2%) per annum to the interest rate which would otherwise be applicable thereto from time to time;
        provided further, that in no event would such rate of interest exceed nine percent (9%) per annum nor be less than six and three-quarters percent (6.75%) per annum.


b.	The definition of "Revolving Credit Commitment' appearing in
Section 4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

"Revolving Credit Commitment' shall mean the principal amount of $1,000,000, as of any date on and after May
1, 2003 to and including the Termination Date."

c.	The definition of "Termination Date" appearing in Section
4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

"Termination Date" means (i) December 31, 2004, if such day is a Business Day, but if not then the Business Day immediately proceeding such day, or (ii) such earlier date on which the Revolving Credit is terminated pursuant to Section 9 hereof.

d.	Section 8.7 of the Credit Agreement shall be amended in its
entirety and as so amended shall be restated to read as follows:

The Borrowers will as of the last day of each fiscal quarter ending during the periods specified below maintain the Term Debt Coverage Ratio for the preceding four (4) fiscal quarters of the Borrowers then ended of not less than the following:





From 5/31/03 to and including 9/30/03             1.10 to 1.0

From 10/1/03 to and including 9/30/04             1.15 to 1.0

From 10/1/04 and thereafter                       1.20 to 1.0



e.	Section 8.8 of the Credit Agreement shall be amended in its
entirety and as so amended shall be restated to read as follows:

The Borrowers will at all times during the periods specified below maintain a ratio of Total Liabilities to Tangible Net Worth of not more than the following:


From 5/31/03 to and including 9/30/03             2.0 to 1/0

From 10/1/03 to and including 9/30/2004           1.75 to 1.0


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From 10/1/04 and thereafter                       1.50 to 1.0



f.	Section 8.9 of the Credit Agreement shall be amended in its
entirety and as so amended shall be restated to read as follows:

Cycle Country Iowa will as of the last day of each fiscal quarter maintain a ratio of current assets to current liabilities (each to be determined in accordance with GAAP) of not less than 1.50 to 1.0.

2.	Representations. Without limiting the generality of Section
10.6 of the Credit Agreement or any other term or provision thereof and in addition thereto to the extent necessary, the Borrowers represent and warrant to the Lender as follows: (i) the covenants, representations and warranties of the Borrowers as set forth in the Credit Agreement are hereby made again as of the date hereof and are true and correct in all respects as of the date hereof, (ii) as of the date hereof, there is no Event of Default in existence, or any other act, omission, matter or other occurrence whatsoever which, with the giving of notice or the passage of time, or both, would give rise to or constitute an Event of Default; (iii) each of the Borrowers has
(i) full power, authority and legal right to own and operate all of its properties and assets and to carry on its respective business as now conducted and as proposed to be conducted; and
(ii) all requisite corporate power and authority to execute, deliver and fully perform all of the terms and conditions of this Amendment and all other agreements, documents and instruments contemplated hereby. All representations and warranties contained in this Amendment shall survive the execution and delivery hereof and any investigation made by the Lender or its agents or representatives.

3.	Conditions to Effectiveness of Amendment. This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent:

a. Execution and delivery by the Borrowers and the Lender of this Amendment.

b.	Delivery to the Lender of Resolutions adopted by each of
the Borrower's Board of Directors authorizing the transactions contemplated by this Amendment.

c.	An Opinion of Counsel to the Borrowers regarding this Amendment and the transactions contemplated hereby or referred to herein, in a form and substance satisfactory to the Lender and its Counsel.
Closing Fee The Borrowers shall pay to the Lender a nonrefundable closing fee of $5,000.

Expenses. The Borrower agrees to pay to the Lenders. as additional consideration for this Amendment, all costs and expenses incurred by the Lender (including, without limitation, attorneys' fees not in excess of Fifteen Hundred Dollars ($1,500) in connection with the preparation, execution and delivery of this Amendment and all matters related hereto.

                                      -3-


6.	Effective Time. This Amendment shall be effective as of the
date hereof upon satisfaction of the conditions set forth in paragraphs 3 and 4.

7.	Continuing Effect. All of the terms and conditions of the
Credit Agreement and the other Loan Documents remain in full force and effect, as amended hereby.

8.	No Waiver. Nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by the Borrowers under the Credit Agreement or any of the other Loan Documents.

9.	No Future Obligation to Amend. The Borrowers hereby expressly recognize and agree that the Lender was in no way obligated or required to enter into this Amendment, and that the Lender has not agreed to and is not obligated or required to, in the future, waive, revise, alter or amend any of the terms or conditions of the Credit Agreement or any of the other Loan
Documents.

10.	Receipt. The Borrowers hereby acknowledges receipt of a true and correct copy of this Amendment.

11.	Headings and Captions. The titles or captions of sections and paragraphs in this Amendment are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Amendment, and such titles or captions do not defme, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms or conditions.

12.	Further Documents and Actions. Each of the Borrowers agrees to execute and deliver to the Lender such additional documents and to take all such further actions as the Lender may reasonable require in order to reflect the amendments to the Credit
Agreement effected by this Amendment.

13.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

14.	Recitals. The Recitals set forth in the forepart of this
Amendment are true and correct and are an integral part of this Amendment.

15.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Iowa.

16. Entire Understanding. This Amendment, together with the Credit Agreement, as amended, and other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matters hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby, This Amendment shall be deemed to be part of the Credit Agreement.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT
SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT

                                      -4-


CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.



Cycle Country Accessories Corporation    Bank Midwest, Minnesota Iowa, N.A.
By: /s/ Ronald C Hickman                 /s/ Curt Johnson
--------------------------               -------------------
Ronald C. Hickman, President             Curt Johnson, Sr. Vice President

Cycle Country Accessories Corp.

By: /s/ Ronald C. Hickman
-------------------------
Ronald C. Hickman, President





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